SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

EQUITABLE HOLDINGS, INC.

Equitable Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of  the State of Delaware (as amended from time to time, the "DGCL"), does hereby certify:

1.

The present name of the Corporation is Equitable Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2003, and the name under which the Corporation was originally incorporated was AXA Acquisition Co.

2.

This Second Amended and Restated Certificate of Incorporation of the Corporation restates and integrates, and also further amends, the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 9, 2018, as heretofore amended.

3.

This Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.

Pursuant to Sections 242 and 245 of the DGCL, the text of the Second Amended and Restated Certificate of Incorporation of the Corporation, is hereby amended and restated to read in its entirety as follows:

FIRST. Name. The name of the Corporation is Equitable Holdings, Inc.

Second. Registered Office. The Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. Purpose. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Fourth. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 2,200,000,000, consisting of: (x) 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (y) 200,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of Common Stock or Preferred Stock, or any class or series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

1.	Provisions Relating to the Common Stock
(a)

Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b)

Subject to the rights, powers and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights, powers and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

2.	Provisions Relating to the Preferred Stock
(a)

The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for the issuance of shares of Preferred Stock in one or more series and, by resolution adopted in accordance with law and by filing a certificate of designation pursuant to the applicable provisions of the DGCL(hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers, full or limited, if any), preferences and the relative participating, optional or other special rights thereof, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, in any, may be different from those of any and all other series at any time outstanding. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Second Amended and Restated Certificate of Incorporation or in such resolution or resolutions.

(b)

Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

3.

Voting in Election of Directors. Except as may be required by the DGCL or as provided in this Second Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

FIFTH. Management of Corporation. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

1.

Except as may otherwise be provided by law, this Second Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.

Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one.

3.

Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to remove directors elected by such class or series of Preferred Stock, a director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors.
4.

Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to elect additional directors or fill vacancies in respect of such directors under specified circumstances, and except as otherwise provided by law, any vacancy in the Board of Directors that results from (x) the death, disability, resignation or disqualification of any director shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and (y) an increase in the number of directors or the removal of any director shall be filled   by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

5.

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except that such directors may be liable (a) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

6.

To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred, to each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director of the Corporation; provided that, except as otherwise provided in the By-laws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors. The rights provided by this Section 6 of Article FIFTH shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

7.	Unless and except to the extent the By-laws shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH. Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders. . Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors, act by written consent.

SEVENTH. Special Meetings. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors or Chief Executive Officer or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office. The stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders.

EIGHTH. Section 203 of the DGCL. The Corporation elects to be governed by Section 203 of the DGCL ("Section 203"), as permitted under and pursuant to subsection (b)(3) of Section 203 so long as Section 203 by its terms would apply to the Corporation.

NINTH. Amendment of the Certificate of Incorporation., The Corporation reserves the right to amend, alter or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation; provided, however, that any amendment, alteration or repeal of Sections 5 or 6 of Article FIFTH shall not adversely affect any right or protection of a director existing under this Second Amended and Restated Certificate of Incorporation at the time of such amendment, alteration or repeal and shall not increase the liability of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal. No provision of Articles FIFTH, SIXTH, SEVENTH, EIGHTH, this Article NINTH and Articles TENTH and ELEVENTH may be amended, altered or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Second Amended and Restated Certificate of Incorporation or otherwise required by law, such amendment, alteration or repeal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders.

TENTH. Amendment of the By-laws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the By-laws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the By-laws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws of the Corporation; provided that any such action will require the affirmative vote of the holders of at least a majority of the outstanding shares of

Common Stock entitled to vote at any annual or special meeting of stockholders.

ELEVENTH. Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the "Court of Chancery") shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation's stockholders, (c) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Second Amended and Restated Certificate of Incorporation or the By-laws of the Corporation), or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

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IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation on the 19th day of May, 2022.

EQUITABLE HOLDINGS, INC.

/s/  Mark Pearson

Name: Mark Pearson

Title: Chief Executive Officer